EXHIBIT 10.40
                           REPLACEMENT SWINGLINE NOTE

$5,000,000.00                                                     June 27, 2000


         FOR VALUE RECEIVED, the undersigned, STERILE RECOVERIES, INC., a Florida corporation (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to Five Million and 00/100 Dollars ($5,000,000.00), or, if less, the aggregate unpaid principal amount of all Swingline Loans disbursed by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in the Credit Agreement.

         This Swingline Note is the Swingline Note referred to in, and is entitled to the benefits of, the Credit Agreement of dated as of February 24, 1999 (as amended, modified or otherwise supplemented from time to time, and including by reference therein the Sweep Plus Arrangement or comparable agreement in effect from time to time, the "Credit Agreement"), by and between the Borrower, the Guarantors party thereto, the Lender and the other financial institutions party thereto and First Union National Bank as Agent and the other Credit Documents referenced therein. This Swingline Note is given in amendment to, restatement of and substitution for the Swingline Note dated February 24, 1999 in favor of the Lender under the Credit Agreement (the "REPLACED NOTE") and evidences the same indebtedness as the Replaced Note. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Swingline Note, the determination of the interest rate borne by and fees payable in respect of this Swingline Note, acceleration of the payment of this Swingline Note upon the happening of certain stated events and the mandatory repayment of this Swingline Note under certain circumstances.

         The Borrower agrees to pay on demand all costs of collection, including reasonable attorneys, fees, if any part of this Swingline Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS SWINGLINE NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA.


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         IN WITNESS WHEREOF, the Borrower has caused this Swingline Note to be executed under seal by its duly authorized officers as of the day and year first above written.

                                            STERILE RECOVERIES, INC.



                                            By: /s/ D. JON MCGUIRE
                                                ----------------------------
                                            Name: D. Jon McGuire
                                                  --------------------------
                                            Title: Vice President
                                                   -------------------------